                              TAG-IT PACIFIC, INC.
                                  EXHIBIT 11

                                                                                     Three months ended
                                                         Year ended August 31,          November 30,
                                                       -----------------------     -----------------------
                                                           1996        1997            1996        1997
                                                       ----------    ---------     ----------    ---------

Historical:
Net loss                                              $  790,360    $   59,200     $ (208,000)   $   48,441
                                                      ----------    ----------     ----------    ----------

Weighted average common shares outstanding             2,085,609     2,085,609      2,085,609     2,470,011

Effect of options issued after August 31, 1997
at below the offering price                              318,396       318,396        318,396       318,396

Option proceeds used to re-acquire treasury
stock at the offering price                             (243,156)     (243,156)      (243,156)     (243,156)
                                                      ----------    ----------     ----------    ----------

Weighted average shares outstanding                    2,160,849     2,160,849      2,160,849     2,545,251
                                                      ----------    ----------     ----------    ----------

Loss per share                                        $     0.37    $     0.03      $    (.10)    $     .02
                                                      ----------    ----------     ----------    ----------
                                                      ----------    ----------     ----------    ----------
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Pro forma:

Net loss                                                            $   59,200
                                                                    ----------

Weighted average common shares outstanding                           2,085,609

Effect of options issued after August 31, 1997
at below the offering price                                            318,396

Effect of debt converted on October 14, 1997
at below the offering price                                            384,402

Option proceeds used to re-acquire treasury
stock at the offering price                                           (243,156)
                                                                    ----------

Weighted average shares outstanding                                  2,545,251
                                                                    ----------

Loss per share                                                      $     0.02
                                                                    ----------
                                                                    ----------